Exhibit 1

                        AGREEMENT AND PLAN OF MERGER

                                By and Among

                        EL PASO ENERGY CORPORATION,

                       EL PASO ENERGY ACQUISITION CO.

                                    and

                         CRYSTAL GAS STORAGE, INC.















                               October 15, 1999

                              TABLE OF CONTENTS

                                                                          Page
                                                                          ----

ARTICLE I

      THE MERGER............................................................1
      SECTION 1.1.  The Merger..............................................1
      SECTION 1.2.  Effective Time..........................................2
      SECTION 1.3.  Effects of the Merger...................................2
      SECTION 1.4.  Certificate of Incorporation and By-laws................2
      SECTION 1.5.  Directors...............................................2
      SECTION 1.6.  Officers................................................2
      SECTION 1.7.  Effect on Capital Stock.................................2
            (a)   Capital Stock of Sub......................................2
            (b)   Cancellation of Treasury Stock and Parent Owned Stock.....2
            (c)   Conversion of Shares......................................3
            (d)   Conversion of Senior Preferred Stock......................3
            (e)   Shares of Dissenting Stockholders.........................3

ARTICLE II
      EXCHANGE PROCEDURE....................................................3
      SECTION 2.1.  Exchange of Certificates................................3
            (a)   Paying Agent..............................................3
            (b)   Parent to Provide Funds...................................4
            (c)   Exchange Procedure........................................4
            (d)   No Further Ownership Rights in Shares.....................4

ARTICLE III
      REPRESENTATIONS AND WARRANTIES........................................5
      SECTION 3.1.  Representations and Warranties of the Company...........5
            (a)   Organization, Standing and Power..........................5
            (b)   Subsidiaries..............................................5
            (c)   Capital Structure.........................................6
            (d)   Authority; Non-contravention..............................6
            (e)   SEC Documents.............................................7
            (f)   Information Supplied......................................8
            (g)   Absence of Certain Changes or Events......................8
            (h)   State Takeover Statutes; Absence of
                    Supermajority Provision.................................8
            (i)   Brokers...................................................9
            (j)   Litigation................................................9
            (k)   Employee Benefit Matters..................................9
            (l)   Taxes....................................................11
            (m)   No Excess Parachute Payments.............................13
            (n)   Environmental Matters....................................13
            (o)   Compliance with Laws.....................................13
            (p)   Material Contracts and Agreements........................13
            (q)   Title to Properties......................................14
            (r)   Intellectual Property....................................14
            (s)   Labor Matters............................................15
            (t)   Undisclosed Liabilities..................................15
            (u)   Pipeline Imbalances......................................15
            (v)   Year 2000................................................15
            (w)   Opinion of Financial Advisor.............................15
            (x)   Board Recommendation.....................................15
      SECTION 3.2.  Representations and Warranties of Parent and Sub.......16
            (a)   Organization; Standing and Power.........................16
            (b)   Authority; Non-contravention.............................16
            (c)   Information Supplied.....................................17
            (d)   Brokers..................................................17
            (e)   Litigation...............................................17

ARTICLE IV
      COVENANTS RELATING TO CONDUCT OF BUSINESS............................17
      SECTION 4.1.  Conduct of Business of the Company.....................17
            (a)   Ordinary Course..........................................17
            (b)   Changes in Employment Arrangements.......................19
            (c)   Severance................................................20
            (d)   Other Actions............................................20
            (e)   Internal Restructuring and Hattiesburg Owner
                    Trust Matters..........................................20
            (f)   Base Gas.................................................20

ARTICLE V
      ADDITIONAL AGREEMENTS................................................21
      SECTION 5.1.  Stockholder Approval; Preparation of
                      Proxy Statement......................................21
      SECTION 5.2.  Access to Information..................................21
      SECTION 5.3.  Reasonable Efforts; Notification.......................23
      SECTION 5.4.  Employee Benefit Matters...............................25
      SECTION 5.5.  Indemnification........................................25
      SECTION 5.6.  Fees and Expenses......................................27
      SECTION 5.7.  Public Announcements...................................27
      SECTION 5.8.  Internal Restructuring.................................27
      SECTION 5.9.  Redemption of Senior Preferred Stock...................27

ARTICLE VI
      CONDITIONS PRECEDENT.................................................28
      SECTION 6.1.  Conditions to Each Party's Obligation to
                      Effect the Merger....................................28
            (a)   Stockholder Approval.....................................28
            (b)   Other Approvals..........................................28
            (c)   No Injunctions or Restraints.............................28
      SECTION 6.2.  Conditions to Obligations of Parent and Sub............28
      SECTION 6.3.  Condition to Obligations of the Company................29

ARTICLE VII
      TERMINATION, AMENDMENT AND WAIVER....................................29
      SECTION 7.1.  Termination............................................29
      SECTION 7.2.  Procedure for Termination, Amendment,
                      Extension or Waiver..................................30
      SECTION 7.3.  Effect of Termination..................................30
      SECTION 7.4.  Amendment..............................................30
      SECTION 7.5.  Extension; Waiver......................................30

ARTICLE VIII
      SPECIAL PROVISIONS AS TO CERTAIN MATTERS.............................31
      SECTION 8.1.  Takeover Defenses of the Company and Standstill
                      Agreements...........................................31
      SECTION 8.2.  No Solicitation........................................31
      SECTION 8.3.  Fee and Expense Reimbursements.........................34

ARTICLE IX
      GENERAL PROVISIONS...................................................34
      SECTION 9.1.  Nonsurvival of Representations and Warranties..........34
      SECTION 9.2.  Notices................................................34
      SECTION 9.3.  Definitions............................................36
      SECTION 9.4.  Interpretation.........................................37
      SECTION 9.5.  Counterparts...........................................37
      SECTION 9.6.  Entire Agreement; No Third-Party Beneficiaries.........37
      SECTION 9.7.  Governing Law..........................................37
      SECTION 9.8.  Assignment.............................................37
      SECTION 9.9.  Enforcement of the Agreement...........................37
      SECTION 9.10.  Performance by Sub....................................38
      SECTION 9.11.  Severability..........................................38

Schedule I  --     Company Disclosure Document............................S-1
Exhibit A   --     Internal Restructuring Description.....................A-1

                           LIST OF DEFINED TERMS

                                                                       Page
                                                                       ----

                    Acquisition Agreement                               33
                    Acquisition Transaction                             32
                    affiliate                                           36
                    Agreement                                            1
                    Applicable Period                                   31
                    CERCLA                                              36
                    Certificates                                         4
                    Certificates of Merger                               2
                    Code                                                 9
                    Company                                              1
                    Company Benefit Plan                                10
                    Company Charter                                      7
                    Company Financial Advisor                           15
                    Company HSR Documents                               24
                    Company NOLs                                        12
                    Company Permits                                     13
                    Company Stockholder Approval                         9
                    Confidentiality and Standstill Agreements           31
                    conversion                                          20
                    DGCL                                                 1
                    Dissenting Stockholders                              1
                    Effective Time of the Merger                         2
                    environmental laws                                  36
                    ERISA                                                9
                    Exchange Act                                         7
                    Fairness Opinion                                    15
                    Gas Storage Expansion Project                       17
                    Governmental Entity                                  7
                    HSR Act                                              7
                    include, includes or including                      37
                    Indemnified Parties                                 26
                    Internal Restructuring                              20
                    IRS                                                 11
                    knowledge                                           36
                    LBCL                                                 1
                    Liens                                                5
                    material adverse change or material adverse         36
                      effect
                    Merger                                               1
                    Merger Consideration                                 3
                    Notice of Superior Proposal                         32
                    Parent                                               1
                    Parent Benefit Plan                                 25
                    Parent HSR Documents                                24
                    Paying Agent                                         3
                    person                                              36
                    Proxy Statement                                      7
                    Replacement Plan                                    25
                    SEC                                                  7
                    SEC Documents                                        7
                    Securities Act                                       7
                    Senior Preferred Stock                               6
                    Severance Agreements                                10
                    Share or Shares                                      1
                    Shareholders Agreement                               1
                    Sub                                                  1
                    subsidiary                                          37
                    superior proposal                                   33
                    Surviving Corporation                                1
                    takeover proposal                                   31
                    Tax or Taxes                                        12
                    Tax Return                                          13

          AGREEMENT AND PLAN OF MERGER dated as of October 15, 1999, among EL PASO ENERGY CORPORATION, a Delaware corporation
     ("Parent"), EL PASO ENERGY ACQUISITION CO., a Delaware corporation ("Sub") and a wholly owned subsidiary of Parent, and CRYSTAL GAS STORAGE, INC., a Louisiana corporation (the "Company").


          WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have approved the acquisition of the Company by Parent on the terms and subject to the conditions of this Agreement and Plan of Merger (this "Agreement");

          WHEREAS, in order to effectuate such acquisition of the Company, the respective Boards of Directors of Parent, Sub and the Company have approved the merger of the Company with and into Sub (the "Merger"), upon the terms and subject to the conditions of this Agreement, whereby each issued and outstanding share of common stock, $.01 par value, of the Company (singularly "Share" and plurally "Shares") not owned directly or indirectly by Parent or the Company, except (unless the Merger is approved by eighty percent or more of the Company's total voting power, in which event there will be no dissenters rights) Shares held by persons who object to the Merger and comply with all the provisions of Louisiana law concerning the right of holders of Shares to dissent from the Merger and require appraisal of their Shares ("Dissenting Stockholders"), will be converted into the right to receive $57 per Share;

          WHEREAS, contemporaneously with the execution and delivery of this Agreement certain stockholders of the Company have executed and delivered a Shareholders Agreement pursuant to which they have entered into certain agreements with Parent and Sub regarding the Shares beneficially owned by them (the "Shareholders Agreement"); and

          WHEREAS, Parent, Sub and the Company desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

          NOW,  THEREFORE,   in  consideration  of  the  premises  and  the
representations, warranties and agreements herein contained, the parties agree as follows:


                                 ARTICLE I

                                THE MERGER

          SECTION 1.1. The Merger. Upon the terms and subject to the conditions hereof and in accordance with the Delaware General Corporation Law (the "DGCL") and the Louisiana Business Corporation Law (the "LBCL"), the Company shall be merged with and into Sub at the Effective Time of the Merger. Following the Merger, the separate corporate existence of the Company shall cease and Sub shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of the Company in accordance with the DGCL and the LBCL.

          SECTION 1.2. Effective Time. As soon as practicable following the satisfaction or waiver of the conditions set forth in Article VI, the parties shall file certificates of merger or other appropriate documents
(in any such case, the "Certificates of Merger") executed in accordance with the relevant provisions of the DGCL and the LBCL. The Merger shall become effective at such time as the Certificates of Merger are duly filed with the Delaware and Louisiana Secretaries of State, which the parties agree will be done simultaneously, or simultaneously at such other time as Sub and the Company shall agree should be specified in the Certificates of Merger (the time the Merger becomes effective being the "Effective Time of the Merger").

          SECTION 1.3. Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL and in Louisiana Revised Statute 12:115, which constitutes a provision of the LBCL.

          SECTION 1.4. Certificate of Incorporation and Bylaws.
                       ---------------------------------------

          (a) The Certificate of Incorporation of Sub, as in effect at the Effective Time of the Merger, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law; provided that such Certificate of Incorporation shall be amended hereby as of the Effective Time of the Merger to change the name of Sub to Crystal Gas Storage, Inc.

          (b) The By-laws of Sub as in effect at the Effective Time of the Merger shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

          SECTION 1.5. Directors. The directors of Sub at the Effective Time of the Merger shall be the directors of the Surviving Corporation and shall hold office until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

          SECTION 1.6. Officers. The officers of Sub at the Effective Time of the Merger shall be the officers of the Surviving Corporation and shall hold office until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

          SECTION 1.7. Effect on Capital Stock. As of the Effective Time of the Merger, by virtue of the Merger and without any action on the part of the holder of any Shares:

          (a) Capital Stock of Sub. Each issued and outstanding share of the capital stock of Sub shall be converted into and become one fully paid and nonassessable share of common stock, par value $1.00 per share, of the Surviving Corporation.

          (b) Cancellation of Treasury Stock and Parent Owned Stock. All Shares that are owned directly or indirectly by the Company as treasury stock or by any wholly owned subsidiary of the Company and any Shares owned by Parent, Sub or any other wholly owned subsidiary of Parent shall be canceled, and no consideration shall be delivered in exchange therefor.

          (c) Conversion of Shares. Subject to Section 1.7(d), each issued and outstanding Share (other than Shares to be canceled in accordance with Section 1.7(b)) shall be converted into the right to receive from the Surviving Corporation in cash, without interest, $57 per Share (the "Merger Consideration").

          (d) Conversion of Senior Preferred Stock. To the extent that any shares of Senior Preferred Stock are issued and outstanding at the Effective Time of the Merger, each such share shall be converted into one share of senior preferred stock of the Surviving Corporation having terms identical to the terms of the Senior Preferred Stock and having no alteration or change in the powers, preferences or rights given to the holders of shares of such senior preferred stock of the Surviving Corporation from those of the holders of shares of Senior Preferred Stock.

          (e) Shares of Dissenting Stockholders. Notwithstanding anything in this Agreement to the contrary (unless the Merger is approved by eighty percent or more of the Company's total voting power, in which event there will be no dissenters rights), any issued and outstanding Shares held by a Dissenting Stockholder shall not be converted as described in Section 1.7(c) but shall become the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to the laws of the State of Louisiana; provided, however, that Shares outstanding immediately prior to the Effective Time of the Merger and held by a Dissenting Stockholder who shall, after the Effective Time of the Merger, withdraw his demand for appraisal or lose his right of appraisal, in either case pursuant to the LBCL, shall be deemed to be converted, as of the Effective Time of the Merger, into the right to receive the Merger Consideration. The Company shall give Parent (i) prompt notice of any written demands for appraisal of Shares received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to any such demands. The Company shall not, without the prior written consent of Parent, voluntarily make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands.


                                 ARTICLE II

                             EXCHANGE PROCEDURE

          SECTION 2.1. Exchange of Certificates.
                       ------------------------

          (a) Paying Agent. Prior to the Effective Time of the Merger, Parent shall select a bank or trust company to act as paying agent (the "Paying Agent") for the payment of the Merger Consideration upon surrender of certificates representing Shares.

          (b) Parent to Provide Funds. Parent shall take all steps necessary to enable and cause the Surviving Corporation to provide the Paying Agent on a timely basis funds necessary to pay for the Shares pursuant to Section 1.7.

          (c) Exchange Procedure. Promptly after the Effective Time of the Merger, the Paying Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time of the Merger represented outstanding Shares (the "Certificates"), other than the Company, Parent and any subsidiary of the Company or Parent, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and which shall be in a form and have such other provisions as Parent may reasonably specify) and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by the Surviving Corporation, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash into which the Shares theretofore represented by such Certificate shall have been converted pursuant to Section 1.7(c), and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or will accrue on the cash payable upon the surrender of any Certificate. If payment is to be made to a person other than the person in whose name the Certificate so surrendered is registered, it shall be a condition of payment that such Certificate shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.1, each Certificate shall be deemed at any time after the Effective Time of the Merger to represent only the right to receive upon such surrender the amount of cash, without interest, into which the Shares theretofore represented by such Certificate shall have been converted pursuant to Section 1.7(c). Notwithstanding the foregoing, neither the Paying Agent nor any party shall be liable to a former stockholder of the Company for any cash or interest delivered to a public official pursuant to applicable abandoned property, escheat or similar laws. If any Certificates shall not have been surrendered prior to seven years after the Effective Time of the Merger (or immediately prior to such earlier date on which any payment pursuant to this Section 2.1 would otherwise escheat to or become the property of any governmental body or agency) the payment in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto. Any funds made available to the Paying Agent that remain unclaimed by holders of Certificates for six months after the Effective Time of the Merger shall be delivered to the Surviving Corporation upon demand and any holder of Certificates who has not theretofore complied with this Section 2.1(c) shall thereafter look only to Parent for payment of their claim for Merger Consideration.

          (d) No Further Ownership Rights in Shares. All cash paid upon the surrender of Certificates in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares theretofore represented by such Certificates, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time of the Merger. If, after the Effective Time of the Merger, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.


                                ARTICLE III

                      REPRESENTATIONS AND WARRANTIES

          SECTION 3.1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, Parent and Sub as follows, subject to any exceptions specified in the Company Disclosure Document in the form attached hereto as Schedule I to the extent such exceptions reference a specific Section of this Article III:

          (a) Organization, Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana and has the requisite corporate power and authority to carry on its business as now being conducted. The Company is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified to do business or in good standing (individually or in the aggregate) would not have, or be reasonably likely to have, a material adverse effect on the Company.

          (b) Subsidiaries. The Company's subsidiaries are corporations, limited liability companies or general partnerships that are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of organization and have the requisite corporate power and authority (or comparable power and authority in the case of limited liability companies or general partnerships) to carry on their respective businesses as they are now being conducted and to own, operate and lease the assets they now own, operate or hold under lease. The Company's subsidiaries are duly qualified to do business and are in good standing in each jurisdiction in which the nature of their respective businesses or the ownership or leasing of their respective properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified or in good standing would not have, or be reasonably likely to have, a material adverse effect on the Company. All the outstanding shares of capital stock of the Company's subsidiaries that are corporations, and all the ownership interests of the Company in its other subsidiaries, have been duly authorized and validly issued and are, except in the case of any subsidiary that is a general partnership, fully paid and non-assessable and were not issued in violation of any preemptive rights or other preferential rights of subscription or purchase of any person. All such stock and ownership interests are owned of record and beneficially by the Company or by a wholly owned subsidiary of the Company, free and clear of all liens, pledges, security interests, charges, claims and other encumbrances of any kind or nature ("Liens"). Except for the capital stock of, or ownership interests in, its subsidiaries, the Company does not own, directly or indirectly, any capital stock, equity interest or other ownership interest in any corporation, partnership, association, joint venture, limited liability company or other entity.

          (c) Capital Structure. The authorized capital stock of the Company consists of 20,000,000 shares of common stock, $.01 par value, and 51,200,773 shares of preferred stock, $.01 par value, of which 21,488,353 shares have been designated $.06 Senior Convertible Voting Preferred Stock (Non-Cumulative) and 27,717,570 of which have been designated Series A Preferred Stock. At the close of business on June 30, 1999, (i) 2,668,122 Shares were issued and outstanding, (ii) 192,875 Shares were reserved for issuance pursuant to options granted under the Company's Employee Stock Option Plan, (iii) no Shares were reserved for issuance pursuant to options not yet granted under the Company's Employee Stock Option Plan, (iv) 7,360,753 shares of $.06 Senior Convertible Voting Preferred Stock ("Senior Preferred Stock") were issued and outstanding, (v) 16,562 Shares were reserved for issuance upon conversion of such outstanding shares of Senior Preferred Stock and (vi) no shares of Series A Preferred Stock were issued or outstanding. Except as set forth above, no shares of capital stock or other equity or voting securities of the Company are reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are, and all such Shares issuable upon the exercise of stock options or conversion of Senior Preferred Stock will be when issued thereunder, validly issued, fully paid and nonassessable and not subject to preemptive rights. No capital stock has been issued by the Company since June 30, 1999, other than Shares issued pursuant to options outstanding on or prior to such date in accordance with their terms at such date. Except for options described above and Senior Preferred Stock described above, there are no outstanding or authorized securities, options, warrants, calls, rights, commitments, preemptive rights, agreements, arrangements or undertakings of any kind to which the Company or any of its subsidiaries is a party, or by which any of them is bound, obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock or other equity or voting securities of, or other ownership interests in, the Company or of any of its subsidiaries or obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking.

          (d) Authority; Non-contravention. The Company has the requisite corporate power and authority to enter into this Agreement and, subject to Company Stockholder Approval, to consummate the transactions contemplated hereby and to take such actions, if any, as shall have been taken with respect to the matters referred to in Section 3.1(h). The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject to Company Stockholder Approval. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws or judicial decisions now or hereafter in effect relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The execution and delivery of this Agreement by the Company do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or "put" right with respect to any obligation or to loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its subsidiaries under, any provision of (i) the Amended and Restated Articles of Incorporation, as amended (the "Company Charter"), or By-laws of the Company or any provision of the comparable organizational documents of its subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease, or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its subsidiaries or their respective properties or assets or (iii) subject to governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation or arbitration award applicable to the Company or any of its subsidiaries or their respective properties or assets, other than, in the case of clause
(ii), any such conflicts, violations, defaults, rights or liens, security interests, charges or encumbrances that individually or in the aggregate would not have, or be reasonably likely to have, a material adverse effect on the Company and would not, or be reasonably likely to, materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or agency, domestic or foreign, including local authorities (a "Governmental Entity"), is required by or with respect to the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for (i) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the filing with the Securities and Exchange Commission (the "SEC") of (A) a proxy statement relating to the Company Stockholder Approval (such proxy statement as amended or supplemented from time to time, the "Proxy Statement") and (B) such reports under Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be filed in connection with this Agreement and the transactions contemplated hereby, and (iii) the filing of the Certificates of Merger with the Delaware and Louisiana Secretaries of State with respect to the Merger as provided in the DGCL and the LBCL and appropriate documents with the relevant authorities of other jurisdictions in which the Company is qualified to do business and such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not have, or be reasonably likely to have, a material adverse effect on the Company.

          (e) SEC Documents. The Company has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1998 (such documents, together with all exhibits and schedules thereto and documents incorporated by reference therein, collectively referred to herein as the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and other adjustments described therein).

          (f) Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Proxy Statement will, at the date the Proxy Statement is first mailed to the Company's stockholders and at the time of the Company's stockholders meeting convened for the purpose of obtaining the Company Stockholder Approval, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement, as it relates to the Company Stockholders Meeting, will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub for inclusion or incorporation by reference therein.

          (g) Absence of Certain Changes or Events. Except as disclosed in the SEC Documents, since December 31, 1998, the Company has conducted its business only in the ordinary course consistent with past practice, and there has not been (i) any event or circumstance that has had or been reasonably likely to have a material adverse effect with respect to the Company; (ii) any declaration, setting aside or payment of any dividend (whether in cash, stock or property) with respect to any of the Company's capital stock; (iii) (A) any granting by the Company or any of its subsidiaries to any executive officer of the Company or any of its subsidiaries of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of December 31, 1998, (B) any granting by the Company or any of its subsidiaries to any such executive officer of any increase in severance or termination pay, except as was required under employment, severance or termination agreements in effect as of December 31, 1998, or (C) except in accordance with past practice as to executive officers, any entry by the Company or any of its subsidiaries into any employment, severance or termination agreement with any such executive officer; (iv) any damage, destruction or loss, whether or not covered by insurance, that has or reasonably could be expected to have a material adverse effect on the Company; (v) any change in accounting methods, principles or practices by the Company materially affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles; or (vi) any event which, if it had taken place following the execution of this Agreement, would not have been permitted by Section 4.1.

          (h) State Takeover Statutes; Absence of Supermajority Provision. The Company has taken all action to assure that no state takeover statute or similar statute or regulation, shall apply to the Merger or, the Shareholders Agreement, or any of the other transactions contemplated hereby or by the Shareholders Agreement. Except for the approval of the Merger by the holders of two-thirds of the voting power of Shares and Senior Preferred Stock, present at the meeting of stockholders held for such purpose, voting together as a class pursuant to which each Share is entitled to one vote and each share of Senior Preferred Stock is entitled to .001 votes per share (unless the shares of Senior Preferred Stock have been called for redemption prior to such meeting and the provisions of Louisiana Revised Statute 12:75 shall have been satisfied so that such shares shall not be entitled to vote at such meeting) ("Company Stockholder Approval"), no other stockholder action on the part of the Company is required for approval of the Merger and the transactions contemplated hereby.

          (i) Brokers. Except for Goldman, Sachs & Co., which has rendered the Fairness Opinion referred to in Section 3.1(u) and whose fees are to be paid by the Company, no broker, investment banker or other person is entitled to receive from the Company or any of its subsidiaries any investment banking, brokerage or finder's fees in connection with this Agreement or the transactions contemplated hereby, including any fee for any opinion rendered by any investment banker. The engagement letter between the Company and Goldman, Sachs & Co. provided to Parent on or prior to the date of this Agreement constitutes the entire understanding of the Company and Goldman, Sachs & Co. with respect to the matters referred to therein, and has not been amended or modified, nor will it be amended or modified prior to the Effective Time of the Merger.

          (j) Litigation. Except as disclosed in the SEC Documents, there is no suit, action, proceeding or investigation pending or, to the best of the Company's knowledge, threatened against or affecting the Company or any of its subsidiaries that has had or could reasonably be expected to have a material adverse effect on the Company or prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its subsidiaries which has had, or which, insofar as reasonably can be foreseen, in the future could have, any such effect.

          (k) Employee Benefit Matters. As used in this Section 3.1(k), the term "Employer" shall mean the Company as defined in the preamble of this Agreement and any member of a controlled group or affiliated service group, as defined in sections 414(b), (c), (m) and (o) of the Internal Revenue Code of 1986, as amended ("Code"), of which the Company is a member.

          (i) With respect to each employee welfare benefit plan, employee pension benefit plan and employee benefit plan as defined in sections 3(1), 3(2), and 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which have been or are sponsored by, participated in, or contributed to by the Employer at any time during the three-year period ending on the date of this Agreement, or with respect to which the Employer may have any liability, and except for any matter that would not individually or in the aggregate have, or be reasonably likely to have, a material adverse effect on the Company, to the extent applicable: (A) the plan is in substantial compliance with  the Code and  ERISA,  including  all  reporting  and  disclosure requirements of Part 1 of Subtitle B of Title I of ERISA; (B) the appropriate Form 5500 has been timely filed for each year of its existence; (C) there has been no transaction described in section 406 or section 407 of ERISA or section 4975 of the Code unless exempt under section 408 of ERISA or section 4975 of the Code, as applicable;
     (D) the bonding requirements of section 412 of ERISA have been satisfied; (E) there is no issue pending nor any issue resolved adversely to the Employer which may subject the Company to the payment of a penalty, interest, tax or other amount, (F) the plan can be unilaterally terminated or amended on no more than 90 days notice; (G) all contributions or other amounts payable by the Employer as of the Effective Time of the Merger with respect to the plan have either been paid or accrued in the Employer's most recent financial statements included in the SEC Documents and (H) no notice has been received or given by the Employer of an increase or proposed increase in the cost of any such plan or any other employee benefit agreement or arrangement, including deferred compensation plans, incentive plans, bonus plans or arrangements, stock option plans, stock purchase plans, golden parachute agreements, severance pay plans or agreements, dependent care plans, cafeteria plans, employee assistance programs, scholarship programs, employment contracts and other similar plans, agreements and arrangements that are currently in effect or were maintained within three years of the date hereof, or have been approved before this date but are not yet effective, for the benefit of directors, officers or employees, or former directors, officers or employees (or their beneficiaries) of the Employer (each, a "Company Benefit Plan"). There are no pending or, to the Company's knowledge, threatened or anticipated claims (other than routine claims for benefits), actions, arbitrations, investigations or suits by, on behalf of or against any Company Benefit Plan or their related trusts. The Company has made available to Parent true and correct copies of all of the Company Benefit Plans.

          (ii) Neither the Company nor any entity (whether or not incorporated) that was at any time during the six years before the date of this Agreement treated as a single employer together with the Company under section 414 of the Code has ever maintained, had any obligation to contribute to or incurred any liability with respect to a pension plan that is or was subject to the provisions of Title IV of ERISA or section 412 of the Code. Neither the Company nor any entity (whether or not incorporated) that was at any time during the six years before the date of this Agreement treated as a single employer together with the Company under section 414 of the Code has ever maintained, had an obligation to contribute to, or incurred any liability with respect to a multiemployer pension plan as defined in section 3(37) of ERISA. During the last six years, the Company has not maintained, had an obligation to contribute to or incurred any liability with respect to a voluntary employees beneficiary association that is or was intended to satisfy the requirements of section 501(c)(9) of the Code. No plan, arrangement or agreement will cause the Employer to have liability for severance pay as a result of the Merger, except as otherwise set forth in the Amended and Restated Executive Compensation and Severance Agreements between the Company and each of the persons named in the Company Disclosure Document and the Severance Plan described therein, covering employees who are not parties to Amended and Restated Executive Compensation and Severance Agreements (collectively the "Severance Agreements"). The Employer does not provide employee benefits, including without limitation, death, post-retirement medical or health coverage (whether or not insured) or contribute to or maintain any employee benefit plan which provides for benefit coverage following termination of employment except (A) as is required by section 4980B(f) of the Code or other applicable statute, (B) death benefits or retirement benefits under any employee pension benefit plan as defined in section 3(2) of ERISA,
     (C) benefits the full cost of which is borne by the current or former employee (or his beneficiary), nor has it made any representations, agreements, covenants or commitments to provide that coverage, or (D) deferred compensation benefits which have been accrued as liabilities on the books of the Employer and disclosed on its financial statements included in the SEC Documents. All group health plans maintained by the Employer have been operated in material compliance with section 4980B(f) of the Code.

          (iii) All Company Benefit Plans that are intended to qualify under section 401(a) of the Code have been submitted to and approved as qualifying under section 401(a) of the Code by the Internal Revenue Service ("IRS") or the applicable remedial amendment period will not have ended prior to the Effective Time of the Merger.

          (iv) Except as expressly provided in this Agreement or the Severance Agreements and except pursuant to certain options under the Company's Employee Stock Option Plan as described in section 3.1(c), the transactions contemplated by this Agreement will not accelerate the time of payment or vesting, or increase the amount, of compensation or benefits due any director, officer or employee or former director, officer or employee (including any beneficiary) of the Employer.

          (v) With respect to any entity (whether or not incorporated) that is both treated as a single employer together with the Company under section 414 of the Code and located outside of the United States, any benefit plans maintained by it for the benefit of its directors, officers, employees or former employees (or any of their beneficiaries) are in compliance with applicable laws pertaining to such plans in the jurisdiction of such entity, except where such failure to be in compliance would not, either individually or in the aggregate, have, or be reasonably likely to have, a material adverse effect on the Company.

          (l) Taxes. (i) Each of the Company and each of its subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax purposes of which the Company or any of its subsidiaries is or has been a member, has timely filed (taking into account any extensions) all Tax Returns required to be filed by it on or before the Effective Time of the Merger and has timely paid or deposited (or the Company has paid or deposited on its behalf) all Taxes and estimated Taxes which are required to be paid or deposited before the Effective Time of the Merger. Each of the Tax Returns filed by the Company or any of its subsidiaries is accurate and complete in all material respects. The Company has delivered or made available to Parent accurate and complete copies of all Tax Returns of the Company and its subsidiaries that have been requested by Parent. The Company shall give Parent an opportunity to review and comment upon any Tax Returns of the Company and its subsidiaries to be filed after the date of this Agreement. No extension or waiver of the limitation period applicable to any of the Tax Returns of the Company or its subsidiaries has been granted, and no such extension or waiver has been requested from any of the Company or its subsidiaries. The most recent consolidated financial statements of the Company contained in the filed SEC Documents reflect an adequate reserve for all Taxes payable by the Company and its subsidiaries for all taxable periods and portions thereof through the date of such financial statement.

          (ii) No material deficiencies for any Taxes have been proposed, asserted or assessed against the Company or any of its subsidiaries, no requests for waivers of the time to assess any such Taxes have been granted or are pending, and there are no tax liens upon any assets of the Company or any of its subsidiaries (except for liens for ad valorem Taxes not yet delinquent and other Taxes not yet due and payable) and no claim has been made by any authority in a jurisdiction where any of the Company and its subsidiaries does not file Tax Returns that it is or may be subject to taxation in that jurisdiction. There are no current examinations of any Tax Return of the Company or any of its subsidiaries being conducted and there are no settlements of any prior examinations which could reasonably be expected to materially adversely affect any taxable period for which the statute of limitations has not run.

          (iii) None of the Company or its subsidiaries is, or has been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar contract.

          (iv) For federal income Tax purposes, the net operating losses of the Company and its subsidiaries as reflected on the federal income Tax Returns of the Company and its subsidiaries (the "Company NOLs") exceed the gain the Company and the subsidiaries will recognize as a result of the Internal Restructuring, the Merger, and any other transactions contemplated by this Agreement. The Company NOLs are not subject to any limitations (e.g., under Section 382 of the Code, Section 384 of the Code, or the consolidated return regulations).

          (v) The limited liability company subsidiaries of the Company resulting from the Internal Restructuring are, or will be at the Effective Time of the Merger, treated as disregarded entities for federal income Tax purposes and the assets of such subsidiaries are, or will be at the Effective Time of the Merger, treated as owned directly by the Company for federal income Tax purposes.

          (vi) At the Effective Time of the Merger, no subsidiary of the Company will be treated as a partnership for federal income Tax purposes.

          (vii) No person is required to withhold  any amounts  pursuant to
     Section 1445 of the Code from any payments of Merger Consideration made to holders of Shares pursuant to the Merger. The Company has delivered or made available to Parent accurate and complete copies of all audit reports and similar documents relating to Tax Returns of the Company and its subsidiaries.

          (viii) As used herein, "Tax" or "Taxes" shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, estimated, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any Governmental Entity, domestic or foreign. As used herein, "Tax Return" shall mean any return, report, statement or information required to be filed with any Governmental Entity with respect to Taxes.

          (m) No Excess Parachute Payments. Any amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of the Company or any of its affiliates who is a "disqualified individual" (as such term is defined by the IRS in proposed Treasury Regulation section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Company Benefit Plan currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in section 280G(b)(1) of the Code).

          (n) Environmental Matters. Except as would not have, or be reasonably likely to have, a material adverse effect on the Company, (i) the business operations of the Company and its subsidiaries are being conducted, and to the Company's knowledge have at all times been conducted, in compliance with all limitations, restrictions, standards and requirements established under environmental laws, (ii) no facts or circumstances exist that impose on the Company or any of its subsidiaries an obligation under environmental laws to conduct any removal, remediation, or similar response action, or that would form the basis of any claim, action, lawsuit, proceeding or investigation against, or any liability of, the Company or any of its subsidiaries under any environmental law, (iii) there is no obligation, undertaking or liability arising out of or relating to environmental laws that the Company or any of its subsidiaries has agreed to, assumed or retained, by contract or otherwise, or that has been imposed on the Company or any of its subsidiaries by any writ, injunction, decree, order or judgment, (iv) neither the Company nor any of its subsidiaries has received any written request for information, or been notified that it is a potentially responsible party, under CERCLA or any similar state law, and (v) there are no lawsuits, claims, actions, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries that arise out of or relate to environmental laws.

          (o) Compliance with Laws. The Company and its subsidiaries hold all required, necessary or applicable permits, licenses, variances, exemptions, orders, franchises and approvals of all Governmental Entities, except where the failure to so hold would not have, or be reasonably likely to have, a material adverse effect on the Company (the "Company Permits"). The Company and its subsidiaries are in compliance with the terms of the Company Permits except where the failure to so comply would not have, or be reasonably likely to have, a material adverse effect on the Company. Neither the Company nor any of its subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule, permit or order of any Federal, state or local government, domestic or foreign, or any Governmental Entity, any arbitration award or any judgment, decree or order of any court or other Governmental Entity, applicable to the Company or any of its subsidiaries or their respective business, assets or operations,
except  for   violations   and  failures  to  comply  that  have  not  had,
individually or in the aggregate, or could not individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company.

          (p) Material Contracts and Agreements. All material contracts of the Company or its subsidiaries have been included in the SEC Documents, except for those contracts not required to be filed pursuant to the rules and regulations of the SEC. Set forth on Section 3.1(p) of the Company Disclosure Document is a complete and accurate listing of all hedging and forward sale arrangements (i) to which the Company or any of its subsidiaries is party or (ii) by which any of the Company's or any of its subsidiaries' assets are bound.

          (q) Title to Properties.
              -------------------

          (i) Each of the Company and each of its subsidiaries has good and defensible title to, or valid leasehold interests in, all its material assets and properties purported to be owned by it in the SEC Documents, except for such assets and properties as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants and similar encumbrances or impediments that, in the aggregate, do not and will not materially interfere with its ability to conduct its business as currently conducted or as reasonably expected to be conducted. All such assets and properties, other than assets and properties in which the Company or any of the subsidiaries has leasehold interests, are free and clear of all Liens, other than those set forth in the SEC Documents and except for Liens, that, in the aggregate, do not and will not materially interfere with the ability of the Company or any of its subsidiaries to conduct business as currently conducted or as reasonably expected to be conducted.

          (ii) Except as would not have, or be reasonably likely to have, a material adverse effect on the Company, each of the Company and each of its subsidiaries has complied in all material respects with the terms of all leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect. Each of the Company and each of its subsidiaries enjoys peaceful and undisturbed possession under all such leases.

          (r) Intellectual Property. The Company and its subsidiaries own, or are licensed or otherwise have the right to use, all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights, technology, know-how, processes and other proprietary intellectual property rights and computer programs which are material to the condition (financial or otherwise) or conduct of the business and operations of the Company and its subsidiaries taken as a whole. To the Company's knowledge, (i) the use of such patents, patent rights, trademarks, trademark rights, service marks, service mark rights, trade names, copyrights, technology, know-how, processes and other proprietary intellectual property rights and computer programs by the Company and its subsidiaries does not infringe on the rights of any person, subject to such claims and infringements as do not, in the aggregate, give rise to any liability on the part of the Company and its subsidiaries which has had or could have a material adverse effect on the Company, and (ii) no person is, in any manner that has had or could have a material adverse effect on the Company, infringing on any right of the Company or any of its subsidiaries with respect to any such patents, patent rights, trademarks, trademark rights, service marks, service mark rights, trade names, copyrights, technology, know-how, processes and other proprietary intellectual property rights and computer programs. No claims are pending or, to the Company's knowledge, threatened that the Company or any of its subsidiaries is infringing or otherwise adversely affecting the rights of any person with regard to any patent, license, trademark, trade name, service mark, copyright or other intellectual property right.

          (s) Labor Matters. There are no collective bargaining agreements or other labor union agreements or understandings to which the Company or any of its U.S. subsidiaries is a party or by which any of them is bound, nor is it or any of its subsidiaries the subject of any proceeding asserting that it or any subsidiary has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions. To the Company's knowledge, during the five-year period ending on the date of this Agreement, neither the Company nor any of its subsidiaries has encountered any labor union organizing activity, or had any actual or threatened employee strikes, work stoppages, slowdowns or lockouts.

          (t) Undisclosed Liabilities. Except as set forth in the SEC Documents, at the date of the most recent audited financial statements of the Company included in the SEC Documents, neither the Company nor any of its subsidiaries had, and since such date neither the Company nor any of such subsidiaries has incurred (except in the ordinary course of business), any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), which, individually or in the aggregate, have had or could reasonably be expected to have a material adverse effect on the Company.

          (u) Pipeline Imbalances. There are no physical natural gas cumulative imbalances with respect to the Company's or any of its subsidiaries' properties.

          (v) Year 2000. The systems operated or used by the Company or any of its Subsidiaries are capable of providing uninterrupted millennium functionality on or after January 1, 2000 to share, record, process and present data in substantially the same manner and with the same functionality as such systems share, record, process and present such data on or before December 31, 1999, except, in the aggregate as would not have, or be reasonably likely to have, a material adverse effect on the Company.

          (w) Opinion of Financial Advisor. The Company's financial advisor, Goldman, Sachs & Co. (the "Company Financial Advisor"), has delivered to the Board of Directors of the Company an oral opinion, to be confirmed in writing (the "Fairness Opinion") to the effect that, as of the date of this Agreement, the consideration to be received by the holders of Shares in the Merger is fair to such holders from a financial point of view. Subject to the prior review by the Company Financial Advisor, the Fairness Opinion shall be included in the Proxy Statement.

          (x) Board Recommendation. The Board of Directors of the Company, at a meeting duly called and held, has by unanimous vote (i) determined that this Agreement and the transactions contemplated hereby, including the Merger and the transactions contemplated thereby, are fair to and in the best interests of the stockholders of the Company, and (ii) resolved to recommend to the holders of the Shares that they approve the Merger and the transactions contemplated thereby.

          SECTION 3.2. Representations and Warranties of Parent and Sub. Parent and Sub represent and warrant to, and agree with, the Company as follows:

          (a) Organization; Standing and Power. Parent and Sub are corporations duly organized, validly existing and in good standing under laws of their states of incorporation and have the requisite corporate power and authority to carry on their business as now being conducted. Parent and Sub are duly qualified to do business and in good standing in each jurisdiction in which the nature of their business or the ownership or leasing of their properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified to do business (individually or in the aggregate) would not have, or be reasonably likely to have, a material adverse effect on Parent.

          (b) Authority; Non-contravention. Parent and Sub have the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Sub. This Agreement has been duly executed and delivered by Parent and Sub and constitutes a valid and binding obligation of Parent and Sub, enforceable against Parent and Sub in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws or judicial decisions now or hereafter in effect relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The execution and delivery of this Agreement by Parent and Sub do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or "put" right with respect to any obligation or to loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or Sub or any of their subsidiaries under, any provision of (i) the Certificate of Incorporation or By-laws of Sub or of Parent or any comparable organizational documents of their subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent or Sub or any of their subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation or arbitration award applicable to Parent or Sub or any of their subsidiaries or their respective properties  or assets,  other than,  in the case of clause  (ii),  any such conflicts, violations or defaults that individually or in the aggregate would not materially impair the ability of Parent and Sub to perform their respective obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or Sub or any of their subsidiaries in connection with the execution and delivery of this Agreement by Parent and Sub or the consummation by Parent and Sub of the transactions contemplated hereby, except for (i) the filing by Parent of a premerger notification and report form under the HSR Act, (ii) the filing with the SEC of such reports under Section 13 of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and (iii) filings in Delaware by Sub in connection with the Merger.

          (c) Information Supplied. None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the Proxy Statement will at the date the Proxy Statement is first mailed to the Company's stockholders and at the time of the Company's stockholder meeting at which Company Stockholder Approval is sought, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          (d) Brokers. Except for Donaldson, Lufkin & Jenrette Securities Corporation, whose fees are to be paid by Parent, no broker, investment banker or other person, is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Sub, including any fee for any opinion rendered by any investment banker.

          (e) Litigation. There is no suit, action, proceeding or investigation pending or, to the knowledge of Parent, threatened against or affecting Parent or any of its subsidiaries that could reasonably be expected to prevent, hinder or materially delay the ability of Parent to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Parent or any of its subsidiaries having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect.

                                 ARTICLE IV

                 COVENANTS RELATING TO CONDUCT OF BUSINESS

          SECTION 4.1. Conduct of Business of the Company.
                       ----------------------------------

          (a) Ordinary Course. During the period from the date of this Agreement to the Effective Time of the Merger (except as otherwise specifically contemplated by the terms of this Agreement), the Company shall and shall cause its subsidiaries to carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as conducted at the date hereof (including the on-going expansion project at the Company's Mississippi gas storage operations (the "Gas Storage Expansion Project"), which is being undertaken in the ordinary course of business) and, to the extent consistent therewith, use all reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them, in each case consistent with past practice, to the end that their goodwill and ongoing businesses shall be unimpaired to the fullest extent possible at the Effective Time of the Merger. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement, the Company shall not, and shall not permit any of its subsidiaries to:

          (i) (A) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by any direct or indirect wholly-owned subsidiary of the Company to the Company or a wholly-owned subsidiary of the Company, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (C) other than in connection with the Senior Preferred Stock Redemption, purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

          (ii) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than, in the case of the Company, the issuance of Shares upon the exercise of options or conversion of Senior Preferred Stock outstanding on the date of this Agreement (as identified and described in Section 3.1(c)) in accordance with their current terms);

          (iii) amend the Company Charter, By-laws or other comparable charter or organizational document;

          (iv) acquire or agree to acquire (A) by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any corporation, partnership, association, joint venture, limited liability company or other entity or division thereof or (B) any assets that would be material, individually or in the aggregate, to the Company and its subsidiaries taken as a whole, except purchases of supplies and inventory in the ordinary course of business consistent with past practice;

          (v) sell, lease, mortgage, pledge, grant a Lien on or otherwise encumber or dispose of any of its properties or assets, except (A) sales of inventory in the ordinary course of business consistent with past practice, (B) other transactions involving not in excess of $500,000 in the aggregate and (C) the creation of Liens in connection with working capital borrowings under revolving credit facilities incurred in accordance with Section 4.1(a)(vi);

          (vi) (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement with respect to any of the foregoing, except for working capital borrowings under revolving credit facilities that are (1) incurred in the ordinary course of business, (2) on terms customary for facilities of this type and (3) prepayable without premium or penalty; provided the Company notifies Parent of the entering into of any such facilities and of any drawdowns made thereunder; or (B) make any loans, advances or capital contributions to, or investments in, any other person, other than to the Company or any direct or indirect wholly owned subsidiary of the Company;

          (vii) make or incur any new capital expenditure not included in the Company's approved capital expenditure budget for 1999 set forth as on Section 4.1(a)(vii) of the Company Disclosure Document or not in conjunction with the Gas Storage Expansion Project as contemplated by
     Section 4.1(a)(vii) of the Company Disclosure Document with respect to 1999, which, singly or in the aggregate with all other expenditures, would exceed $500,000 or enter into any material agreements or commitments with respect to capital expenditures without the prior written consent of Parent (which consent shall not be unreasonably withheld);

          (viii) make any material election relating to Taxes or settle or compromise any material Tax liability;

          (ix) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the SEC Documents or incurred in the ordinary course of business consistent with past practice;

          (x) release any party from or waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Company or any of its subsidiaries is a party;

          (xi) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or reorganization;

          (xii) enter into any new collective bargaining agreement;

          (xiii) change any material accounting principle used by it, except as required by regulations promulgated by the SEC or the Financial Accounting Standards Board;

          (xiv) settle or compromise any litigation (whether or not commenced prior to the date of this Agreement) other than settlements or compromises in consultation and cooperation with Parent, and, with respect to any such settlement, with the prior written consent of Parent, such consent not to be unreasonably withheld;

          (xv) enter into any forward sale or hedging arrangements with respect to natural gas transportation or storage or any other products; or

          (xvi) authorize any of, or commit or agree to take any of, the foregoing actions.

          (b) Changes in Employment Arrangements. Neither the Company nor any of its subsidiaries shall adopt or amend (except as may be required by law) any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or other arrangement (including any Company Benefit Plan) for the benefit of any employee, director or former director or employee, increase the compensation or benefits of any officer of the Company or any of its subsidiaries, or, except as provided in an existing Company Benefit Plan or in the ordinary course of business consistent with past practice, increase the compensation or benefits of any employee or former employee or pay any benefit not required by any existing plan, arrangement or agreement.

          (c) Severance. Neither the Company nor any of its subsidiaries shall grant any new or modified severance or termination arrangement or increase or, except as required under the existing terms of a Company Benefit Plan, accelerate any benefits payable under its severance or termination pay policies in effect on the date hereof.

          (d) Other Actions. The Company shall not, and shall not permit any of its subsidiaries to, take any action that would, or that could reasonably be expected to, result in any of the representations and warranties of the Company set forth in this Agreement becoming untrue.

          (e) Internal Restructuring and Hattiesburg Owner Trust Matters. Notwithstanding any provision of this Section 4.1 to the contrary, the Company shall be permitted to take the actions necessary to achieve the internal restructuring of its subsidiaries, to the extent described in Exhibit A hereto (the "Internal Restructuring"), so that immediately prior to the Effective Time of the Merger each and every subsidiary of the Company, other than any subsidiary which is at present a general partnership or limited liability company, shall have been converted into, or otherwise become by merger or otherwise (collectively "conversion"), a new single member limited liability company organized under the Delaware Limited Liability Company Act. Further, if requested by Parent, the Company shall use its reasonable efforts to own or acquire ownership of, or cause a subsidiary to own or acquire ownership of, all Investor Certificates issued under the Hattiesburg Owner Trust Agreement. If Parent makes such request, Sub shall timely advance to the Company any funds necessary to effectuate the acquisition of all Investor Certificates issued under the Hattiesburg Owner Trust not owned by the Company or any subsidiary as of the date hereof, which advance shall be evidenced by an unsecured promissory note of the Company, in a form reasonably acceptable to the Company and Sub, which shall be payable by the Company to Sub on the date six months from the date of such advance and which shall bear simple interest at 8 1/2% per annum, payable in arrears. The Company shall, upon the occasion of it and its subsidiaries owning all such Investor Certificates, take all reasonable efforts to terminate the trust created by the Hattiesburg Owner Trust Agreement and the other agreements benefitting such trust, including that certain Collateral Sharing and Security Agreement dated November 21, 1995, that certain Guarantee dated November 21, 1995 and that certain Sales and Servicing Agreement dated November 21, 1995, as amended by the First Amendment thereto dated January 31, 1996.

          (f) Base Gas. Subject to changes in fuel gas and gas used to settle operational balancing accounts, the Company will maintain its current base gas levels at its gas storage facilities, which levels the Company believes are adequate to meet current contractual needs and to avoid damage to the storage facilities.

                                 ARTICLE V

                           ADDITIONAL AGREEMENTS

            SECTION 5.1.  Stockholder Approval; Preparation of Proxy Statement.
                          ----------------------------------------------------

          (a) The Company will, as soon as practicable following the execution of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of approving and adopting this Agreement and approving related matters. The Company will, through its Board of Directors, recommend to its stockholders approval and adoption of this Agreement, except to the extent that the Board of Directors of the Company shall have withdrawn its approval or recommendation of this Agreement or the Merger solely to the extent permitted by Section 8.2(b).

          (b) The Company will, as soon as practicable following the execution of this Agreement, prepare and file a preliminary Proxy Statement with the SEC and will use its best efforts to respond to any comments of the SEC or its staff and to cause the Proxy Statement to be mailed to the Company's stockholders. The Company will notify Parent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger. If at any time prior to the approval of this Agreement by the Company's stockholders there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company will promptly prepare and mail to its stockholders such an amendment or supplement. The Company will not mail any Proxy Statement, or any amendment or supplement thereto, to which Parent reasonably and timely objects.

          (c) The Company shall cooperate with Parent with respect to setting a record date for any necessary vote of stockholders regarding the Merger and will set such date as and when requested by Parent.

            SECTION 5.2.  Access to Information.
                          ---------------------

          (a) During the period from the date hereof to the Effective Time of the Merger, except to the extent otherwise required by United States regulatory considerations:

          (i) The Company shall, and shall cause each of its subsidiaries, officers, employees, counsel, financial advisors and other representatives to, afford to Parent, and to Parent's accountants, counsel, financial advisors and other representatives, reasonable access to the Company's and its subsidiaries' respective properties, books, contracts, commitments and records and, during such period, the Company shall, and shall cause each of its subsidiaries, officers, employees, counsel, financial advisors and other representatives to, furnish promptly to Parent,

               (A) a copy of each report, schedule, registration statement and other document filed by the Company during such period pursuant to the requirements of Federal or state securities laws and

               (B) all other information concerning its business, properties, financial condition, operations and personnel as Parent may from time to time reasonably request so as to afford Parent a reasonable opportunity to make at its sole cost and expense such review, examination and investigation of the Company and its subsidiaries as Parent may reasonably desire to make. The Company agrees to advise Parent of all material developments with respect to the Company, its subsidiaries and their respective assets and liabilities.

          (ii) The Company agrees to request KPMG LLP to permit PricewaterhouseCoopers LLP to review and examine the work papers of KPMG LLP with respect to the Company and its subsidiaries, and the officers of the Company will furnish to Parent such financial and operating data and other information with respect to the business and properties of the Company and its subsidiaries as Parent shall from time to time reasonably request.

          (iii) The Company shall promptly notify Parent of any notices from or investigations by Governmental Entities that could materially affect the Company's business or assets or the consummation of the Merger. Parent will promptly notify the Company of any notices from or investigations by Governmental Entities that could materially affect Parent's consummation of the Merger.

          (b) Except as required by law and without limiting in any way the continued efficacy of the Confidentiality and Standstill Agreement referred to in Section 8.1, each of the Company and Parent shall, and shall cause its respective directors, officers, employees, accountants, counsel, financial advisors and representatives and affiliates to, (i) hold in confidence, unless compelled to disclose by judicial or administrative process, or, in the opinion of its counsel, by other requirements of law, all nonpublic information concerning the other party furnished in connection with the transactions contemplated by this Agreement until such time as such information becomes publicly available (otherwise than through the wrongful act of such person), (ii) not release or disclose such information to any other person, except in connection with this Agreement to its auditors, attorneys, financial advisors, other consultants and advisors, and (iii) not use such information for any competitive or other purpose other than with respect to its consideration and evaluation of the transactions contemplated by this Agreement. Any investigation by any party of the assets and business of the other party and its subsidiaries shall not affect any representations and warranties hereunder or either party's right to terminate this Agreement as provided in Article VII.

          (c) In the event of the termination of this Agreement, each party promptly will deliver to the other party (and destroy all electronic data reflecting the same) all documents, work papers and other material (and any reproductions or extracts thereof and any notes or summaries thereto) obtained by such party or on its behalf from such other party or its subsidiaries as a result of this Agreement or in connection therewith so obtained before or after the execution hereof.

          SECTION 5.3. Reasonable Efforts; Notification.
                       --------------------------------

          (a) Upon the terms and subject to the conditions set forth in this Agreement, except to the extent otherwise required by United States regulatory considerations and otherwise provided in this Section 5.3, each of the parties agrees to use reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger, and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement. In connection with and without limiting the foregoing, each of the Company and Parent and its respective Board of Directors shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Merger, (ii) if any state takeover statute or similar statute or regulation becomes applicable to the Merger, take all action necessary to ensure that the Merger may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and (iii) cooperate with each other in the arrangements for refinancing any indebtedness of, or obtaining any necessary new financing for, the Company and the Surviving Corporation.

          (b) The Company shall give prompt notice to Parent, and Parent or Sub shall give prompt notice to the Company, of (i) any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations or warranties or covenants or agreements of the parties or the conditions to the obligations of the parties hereunder.

          (c) (i) Each of the parties hereto (and, in the case of the Company, its ultimate controlling person, as necessary) shall file a premerger notification and report form under the HSR Act with respect to the Merger as promptly as reasonably possible following execution and delivery of this Agreement. Each of the parties (and, in the case of the Company, its ultimate controlling person, as necessary) agrees to use reasonable efforts to promptly respond to any request for additional information pursuant to Section (e)(1) of the HSR Act.

          (ii) Except as otherwise required by United States regulatory considerations, the Company will furnish to Fried, Frank, Harris,
     Shriver & Jacobson, counsel to Parent and Sub, copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof (collectively, "Company HSR Documents")) between the Company, or any of its respective representatives, on the one hand, and any Governmental Entity, or members of the staff of such agency or authority, on the other hand, with respect to this Agreement or the Merger; provided, however, that (x) with respect to documents and other materials filed by or on behalf of the Company with the
     Antitrust Division of the Department of Justice, the Federal Trade Commission, or any state attorneys general that are available for review by Parent and Sub, copies will not be required to be provided to Fried, Frank, Harris, Shriver & Jacobson and (y) with respect to any Company HSR Documents (1) that contain any information which, in the reasonable judgment of Fulbright & Jaworski L.L.P., should not be furnished to Parent or Sub because of antitrust considerations or (2) relating to a request for additional information pursuant to Section
     (e)(1) of the HSR Act, the obligation of the Company to furnish any such Company HSR Documents to Fried, Frank, Harris, Shriver & Jacobson shall be satisfied by the delivery of such Company HSR Documents on a confidential basis to Fried, Frank, Harris, Shriver & Jacobson pursuant to a confidentiality agreement in form and substance reasonably satisfactory to Parent. Except as otherwise required by United States regulatory considerations, Parent and Sub will furnish to Fulbright & Jaworski L.L.P., counsel to the Company, copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof (collectively, "Parent HSR Documents")) between Parent, Sub or any of their respective representatives, on the one hand, and any Governmental Entity, or member of the staff of such agency or authority, on the other hand, with respect to this Agreement or the Merger; provided, however, that (x) with respect to documents and other materials filed by or on behalf of Parent or Sub with the Antitrust Division of the Department of Justice, the Federal Trade Commission, or any state attorneys general that are available for review by the Company, copies will not be required to be provided to Fulbright & Jaworski L.L.P. and (y) with respect to any Parent HSR
     Documents (1) that contain information which, in the reasonable judgment of Fried, Frank, Harris, Shriver & Jacobson, should not be furnished to the Company because of antitrust considerations or (2) relating to a request for additional information pursuant to Section
     (e)(1) of the HSR Act, the obligation of Parent and Sub to furnish any such Parent HSR Documents to Fulbright & Jaworski L.L.P. shall be satisfied by the delivery of such Parent HSR Documents on a confidential basis to Fulbright & Jaworski L.L.P. pursuant to a confidentiality agreement in form and substance reasonably satisfactory to the Company.

          (iii) At the election of Parent, the Company and Parent shall use reasonable efforts to defend all litigation under the Federal or state antitrust laws of the United States which if adversely determined would, in the reasonable opinion of Parent (based on the advice of outside counsel), be likely to result in the failure of the condition set forth in Section 6.1(c) not being satisfied, and to appeal any order, judgment or decree, which if not reversed, would result in the failure of such condition. Notwithstanding the foregoing, nothing contained in this Agreement shall be construed so as to require Parent, Sub or the Company, or any of their respective subsidiaries or affiliates, to sell, license, dispose of, or hold separate, or to operate in any specified manner, any assets or businesses of Parent, Sub, the Company or the Surviving Corporation (or to require Parent, Sub, the Company or any of their respective subsidiaries or affiliates to agree to any of the foregoing). The obligations of each party under
     Section 5.3(a) to use reasonable efforts with respect to antitrust matters shall be limited to compliance with the reporting provisions of the HSR Act and with its obligations under this Section 5.3(c).

          SECTION 5.4. Employee Benefit Matters.
                       ------------------------

          (a) Parent may cause any Company Benefit Plan, other than the Severance Agreements, to be terminated or discontinued at or after the Effective Time of the Merger, provided that, to the extent Parent or its affiliates maintain a benefit plan of the same type for employees of Parent or any of its affiliates ("Parent Benefit Plan"), Parent shall take all actions necessary or appropriate to permit the Company employees participating in such Company Benefit Plan to immediately thereafter participate in such Parent Benefit Plan of the same type maintained by
Parent or any of its affiliates for their employees generally (a "Replacement Plan"); provided, however, that if the Company Benefit Plan that is so terminated or discontinued is a group health plan, then Parent shall permit each Company employee participating in such group health plan and his or her eligible dependents to be covered under a Replacement Plan under the terms and conditions of the Replacement Plan as modified to the extent necessary to (i) provide medical and dental benefits to each such Company employee and such eligible dependents effective immediately upon the cessation of coverage of such individuals under such group health plan,
(ii) credit to such Company employee, for the year during which such coverage under such Replacement Plan begins, with any deductibles and copayments already incurred during such year under such group health plan, and (iii) waive any preexisting condition restrictions to the extent that the preexisting condition restrictions were satisfied under such group health plan. Parent, the Surviving Corporation, their affiliates, and the Parent Benefit Plans (including, without limitation, the Replacement Plans) shall recognize each Company employee's years of service and level of seniority with the Company and its subsidiaries for purposes of terms of employment and eligibility, vesting and benefit determination under the Parent Benefit Plans (other than benefit accruals under any defined benefit pension plan). Nothing in this Agreement shall be construed to require Parent to provide any particular type or amount of benefits for any person under any Parent Benefit Plan.

          (b) At the Effective Time of the Merger, each outstanding option to purchase Shares shall be canceled and the holder thereof shall be entitled to receive at the Effective Time of the Merger from the Company in consideration for such cancellation a cash payment of an amount equal to
(i) the excess, if any, of (A) the Merger Consideration over (B) the exercise price per Share subject to such option, multiplied by (ii) the number of Shares subject to such option. All amounts payable pursuant to this Section 5.4(b) shall be subject to any required withholding of taxes. Prior to the Effective Time of the Merger, the Board of Directors of the Company will take any corporate action necessary with respect to outstanding options to effectuate the provisions of this Section 5.4(b).

          SECTION 5.5. Indemnification.
                       ---------------

          (a) The Company shall, and from and after the Effective Time of the Merger, Parent and the Surviving Corporation shall, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time of the Merger, an officer or director of the Company or any of its Subsidiaries or an employee of the Company or any of its Subsidiaries who acts as a fiduciary under any Company Benefit Plans (but, with respect to such employees, only to the extent (if any) indemnified by the Company as of the date hereof) (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including attorneys' fees), liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) of or in connection with any threatened or actual claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or such employee of the Company or any subsidiary whether pertaining to any matter existing or occurring at or prior to the Effective Time of the Merger and whether asserted or claimed prior to, or at or after, the Effective Time of the Merger (including arising out of or relating to the Merger, the consummation of the transactions contemplated herein, and any action taken in connection therewith). Any Indemnified Party wishing to claim indemnification under this Section 5.5, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Company (or after the Effective Time of the Merger, Parent and the Surviving Corporation), but the failure so to notify shall not relieve a party from any liability that it may have under this Section 5.5, except to the extent such failure materially prejudices such party. Parent or the Surviving Corporation shall have the right to assume the defense thereof. If Parent of the Surviving Corporation does not assume the defense, the Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict between the positions of any two or more Indemnified Parties. The Indemnified Party will cooperate in the defense of any such matter. Parent shall not be liable for any settlement effected without its prior written consent.

          (b) Parent shall purchase and maintain in effect for the benefit of the Indemnified Parties for a period of six years after the Effective Time of the Merger, directors' and officers' liability insurance of at least the same coverage and amounts containing terms and conditions that are no less advantageous in any material respect to the Indemnified Parties than that maintained by the Company and its Subsidiaries as of the date of this Merger Agreement with respect to matters arising before the Effective Time of the Merger, provided that Parent shall not be required to pay an annual premium of such insurance in excess of three times the last annual premium paid by the Company prior to the date hereof, but in such case shall purchase as much coverage as possible for such amount.

          (c) All rights to indemnification for acts or omissions occurring prior to the Effective Time of the Merger now existing in favor of the Indemnified Parties as provided in the charter documents or by-laws of the Company or its subsidiaries and in any indemnification agreements to which they are parties shall survive the Merger, and the Surviving Corporation shall continue such indemnification rights for acts or omissions prior to the Effective Time of the Merger in full force and effect in accordance with their terms and Parent shall be financially responsible therefor.

          (d) If the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in each such case, proper provisions shall be made, and Parent shall cause them to be so made, so that the successors and assigns of the Surviving Corporation, which, in the reasonable good faith opinion of the Surviving Corporation, shall be financially responsible persons or entities, assume the obligations set forth in this
Section 5.5.

          (e) The provisions of this Section 5.5 are intended to be for the benefit of, and shall be enforceable by, the parties hereto and each Indemnified Party, his heirs and representatives.

          SECTION 5.6. Fees and Expenses. Except as provided in Article VIII, all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

          SECTION 5.7. Public Announcements. Parent and Sub, on the one hand, and the Company, on the other hand, will consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except that each party may respond to questions from stockholders and Parent may respond to inquiries from financial analysts and media representatives in a manner consistent with its past practice and each party may make such disclosure as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange without prior consultation to the extent such consultation is not reasonably practicable. The parties agree that the initial press release or releases to be issued in connection with the execution of this Agreement shall be mutually agreed upon prior to the issuance thereof.

          SECTION 5.8. Internal Restructuring. Parent, Sub and the Company will each use their reasonable efforts to aid and permit the Company to achieve the Internal Restructuring, and in such regards Parent and Sub specifically agree that no representation, warranty, covenant or other agreement herein contained shall be breached to the extent the Internal Restructuring results in the acceleration of the payment of any indebtedness of the Company or any subsidiary thereof listed on Section 5.8 of the Company Disclosure Document (whether on account of the Internal Restructuring causing a default under any agreement or instrument relating to such indebtedness or otherwise) and that Sub shall, as the Surviving Corporation, be responsible for any such accelerated payment, including any penalty, premium or "make-whole" payment associated therewith listed on
Section 5.8 of the Company Disclosure Document.

          SECTION 5.9. Redemption of Senior Preferred Stock. Parent shall no later than three business days prior to the date scheduled for the meeting to be held in respect of the Company Stockholder Approval instruct the Company to take all steps necessary to mail a notice of redemption of the Senior Preferred Stock at such time as specified by Parent (including at any time not later than the date one business day before the date scheduled for such meeting). When so instructed by Parent, the Company shall take all steps necessary to mail such notice of redemption in accordance with the Company Charter and to satisfy the provisions of Louisiana Revised Statute 12:75 regarding the deposit of funds necessary so that the Senior Preferred Stock shall no longer have any voting rights and shall no longer be outstanding. When Parent so instructs, Sub shall timely advance to the Company any funds necessary to effectuate such deposit, which advance shall be evidenced by an unsecured promissory note of the Company, in a form reasonably acceptable to the Company and Sub, which shall be payable by the Company to Sub on the date six months from the date of such advance and which shall bear simple interest at 8 1/2% per annum, payable quarterly in arrears.

                                 ARTICLE VI

                           CONDITIONS PRECEDENT

          SECTION 6. 1. Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction prior to the Effective Time of the Merger of the following conditions:

          (a) Stockholder Approval. Company Stockholder Approval shall have been obtained upon a vote at a duly held meeting of stockholders of the Company or at any adjournment thereof.

          (b) Other Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Entity necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, shall have occurred or shall have been obtained.

          (c) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that each of the parties shall have used reasonable efforts, subject to the limitations set forth in Section 5.3 hereof, to prevent the entry of any such injunction or other order and to appeal as promptly as possible any injunction or other order that may be entered.

          SECTION 6.2. Conditions to Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger are subject to the following conditions:

          (a) that Company shall have performed in all material respects all obligations to be performed by it under this Agreement prior to the Effective Time of the Merger;

          (b) each of the representations and warranties of the Company contained in Section 3.1 and shall be true and correct in all material respects (disregarding for these purposes any materiality qualifications contained therein) when made and as of the Effective Time of the Merger as if made on and as of such date (provided that such representations and warranties which are by their express provisions made as of a specific date need be true and correct only as of such specific date);

          (c) the Company's case under Chapter 11 of the Bankruptcy Code shall have been closed under Section 350 of the Bankruptcy Code in a manner satisfactory to Parent; and

          (d) the Internal Restructuring shall have been completed, no later than immediately prior to the Effective Time of the Merger, in accordance with Exhibit A to the reasonable satisfaction of Parent and Sub.

          SECTION 6.3. Condition to Obligations of the Company. The obligation of the Company to effect the Merger is subject to the conditions that (a) Parent and Sub shall have performed in all material respects all obligations to be performed by them under this Agreement prior to the Effective Time of the Merger, and (b) each of the representations and warranties of Parent and Sub contained in Section 3.2 shall be true and correct in all material respects (disregarding for these purposes any materiality qualifications contained therein) when made and as of the Effective Time of the Merger as if made on and as of such date (provided that such representations and warranties which are by their express provisions made as of a specific date need be true and correct only as of such specific date).

                                ARTICLE VII

                     TERMINATION, AMENDMENT AND WAIVER

          SECTION 7. 1. Termination. This Agreement may be terminated at any time prior to the Effective Time of the Merger, whether before or after approval of matters presented in connection with the Merger by the stockholders of the Company:

          (a) by mutual written consent of Parent and the Company;

          (b) by either Parent or the Company:

               (i) if Company Stockholder Approval shall not have been obtained upon a vote at a duly held meeting of stockholders of the Company or at any adjournment thereof;

               (ii) if the Merger shall not have been consummated on or before March 31, 2000, unless the failure to consummate the Merger is the result of a material breach of this Agreement by the party seeking to terminate this Agreement; provided, however, that the passage of such period shall be tolled for any part thereof during which any party shall be subject to a nonfinal order, decree or ruling or action restraining, enjoining or otherwise prohibiting the consummation of the Merger or the calling or holding of a meeting of the stockholders of the Company called to approve the Merger and the other matters contemplated hereby; or

               (iii) if any court of competent jurisdiction or any governmental, administrative or regulatory authority, agency or body shall have issued an order, decree or ruling or shall have taken any other action permanently enjoining, restraining or otherwise prohibiting the purchase of Shares pursuant to the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

               (c) by the Company or Parent in accordance with the provisions of Section 8.2;

               (d) by Parent, if the Company breaches any of its representations or warranties herein or falls to perform in any material respect any of its covenants, agreements or obligations under this Agreement which breach or failure (x) would give rise to the failure of a condition set forth in Section 6.2(a) or 6.2(b) and (y) cannot be or has not been cured within 30 days following receipt of written notice of such breach; or

               (e) by the Company, if Parent or Sub breaches any of its representations or warranties herein or falls to perform in any material respect any of its covenants, agreements or obligations under this Agreement which breach or failure (x) would give rise to the failure of a condition set forth in Section 6.3(a) or 6.3(b) and (y) cannot be or has not been cured within 30 days following receipt of written notice of such breach.

               SECTION 7.2. Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 7.1, an amendment of this Agreement pursuant to Section 7.4 or an extension or waiver pursuant to Section 7.5 shall, in order to be effective, require in the case of Parent, Sub or the Company, action by its Board of Directors or the duly authorized designee of its Board of Directors.

               SECTION 7.3. Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any further liability or obligation on the part of Parent, Sub or the Company, or any director, officer, employee or stockholder thereof, other than the confidentiality provisions of Sections 5.2(b) and
(c) and the  provisions  of  Sections 3.1(i),  3.2(d),  5.6, 7.3, 8.2, 8.3,
the proviso of the last sentence of Section 8.1 and Article IX.

               SECTION 7.4. Amendment. This Agreement may be amended by the parties at any time before or after Company Stockholder Approval is obtained; provided, however, that after such Approval, there shall be made no amendment that by law requires further approval by such stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

               SECTION 7.5. Extension; Waiver. At any time prior to the Effective Time of the Merger, the parties may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or the other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                                ARTICLE VIII

                  SPECIAL PROVISIONS AS TO CERTAIN MATTERS

               SECTION 8.1. Takeover Defenses of the Company and Standstill Agreements. The Company shall take such action with respect to any anti-takeover provisions in its charter or afforded it by statute to the extent necessary to consummate the Merger on the terms set forth in this Agreement. The Company hereby waives the provisions of the letter agreements dated July 30, 1999, and July 30, 1999, between the Company and Parent and the Company and El Paso Energy Marketing Company, respectively (such letter agreements being herein referred to collectively as the "Confidentiality and Standstill Agreements"), prohibiting the purchase of Shares or acting to influence or control the Company, solely in connection with the transactions contemplated hereby; provided, however, that upon termination of this Agreement, such waiver shall no longer be effective.

               SECTION 8.2. No Solicitation.
                            ---------------

               (a) The Company shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor, agent or representative of, the Company or any of its subsidiaries to, directly or indirectly, (i) solicit or initiate the submission of any takeover proposal, (ii) enter into any agreement (other than confidentiality and standstill agreements in accordance with the immediately following proviso) with respect to any takeover proposal, or (iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any takeover proposal; provided, however, in the case of this clause (iii), that to the extent required by the fiduciary obligations of the Board of Directors of the Company, determined in good faith by the members thereof based on the advice of outside counsel, the Company may at any point prior to Company Stockholder Approval (the "Applicable Period"), and subject to the Company's providing written notice to Parent of its decision to take such action and compliance with
Section 8.2(f), in response to an unsolicited request therefor received other than in contravention of this Section 8.2(a), furnish information to any person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) pursuant to a confidentiality agreement on substantially the same terms as provided in the Confidentiality and Standstill Agreements referred to in Section 8.1 hereof and otherwise enter into discussions and negotiations with such person or group as to any superior proposal such person or group has made. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any officer, director or employee of the Company or any of its subsidiaries or any investment banker, attorney or other advisor, agent or representative of the Company, whether or not such person is purporting to act on behalf of the Company or otherwise, shall be deemed to be a material breach of this Agreement by the Company. For purposes of this Agreement, "takeover proposal" means (i) any proposal, other than a proposal by Parent or any of its affiliates, for a merger or other business combination involving the Company, (ii) any proposal or offer, other than a proposal or offer by Parent or any of its affiliates, to acquire from the Company or any of its affiliates in any manner, directly or indirectly, an equity interest in the Company or any subsidiary, any voting securities of the Company or any subsidiary or a material amount of the assets of the Company and its subsidiaries, taken as a whole, or (iii) any proposal or offer, other than a proposal or offer by Parent or any of its affiliates, to acquire from the stockholders of the Company by tender offer, exchange offer or otherwise more than 20% of the outstanding Shares. Each of the transactions referred to in clauses (i)-(iii) of the foregoing definition of takeover proposal, other than the transactions contemplated by this Agreement, is referred to herein as an "Acquisition Transaction".

               (b) Neither the Board of Directors of the Company nor any committee thereof shall, except in connection with the termination of this Agreement pursuant to Sections 7.1 (a), (b) or (e), (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Sub, the approval or recommendation by the Board of Directors of the Company or any such committee of this Agreement or the Merger or take any action having such effect or (ii) approve or recommend, or propose to approve or recommend, any takeover proposal. Notwithstanding the foregoing, in the event the Board of Directors of the Company receives (other than in contravention of Section 8.2(a)) a takeover proposal that, in the exercise of its fiduciary obligations (as determined in good faith by a majority of the disinterested members thereof based on the advice of outside counsel), it determines to be a superior proposal, the Board of Directors may, during the Applicable Period only, withdraw or modify its approval or recommendation of this Agreement or the Merger and may, during the Applicable Period only and subject to compliance with the provisions of this sentence terminate this Agreement, in each case at any time after midnight on the third business day following Parent's receipt of written notice (a "Notice of Superior Proposal") advising Parent that the Board of Directors has received a takeover proposal which it has determined to be a superior proposal and that the Board of Directors of the Company has resolved to accept the superior proposal (subject to such termination), specifying the material terms and conditions of such superior proposal, identifying the person or group making such superior proposal and providing Parent with a copy of all written materials submitted with respect to such superior proposal, but only if Parent does not make, within three business days of receipt of the Notice of Superior Proposal, a written offer that is at least as favorable, in the good faith reasonable judgment of a majority of the members of the Board of Directors of the Company (based on the advice of a financial advisor of nationally recognized reputation), as the superior proposal. The Company (x) will not enter into a binding agreement for a superior proposal referred to in the previous sentence until at least the first calendar day following the third business day after it has provided the written notice to Parent required thereby, (y) will notify Parent promptly if its intention to enter into a written agreement referred to in such notice shall change at any time after giving such notification and (z) will not terminate this Agreement or enter into a binding agreement for a superior proposal referred to in the previous sentence if Parent has within the period referred to in clause (x) of this sentence, made a written offer that is at least as favorable, in the good faith reasonable judgment of a majority of the members of the Board of Directors of the Company (based on the advice of a financial advisor of nationally recognized reputation), as the superior proposal. Any of the foregoing to the contrary notwithstanding, the Company may engage in discussions with any person or group that has made an unsolicited takeover proposal for the purpose of determining whether such proposal is a superior proposal. Nothing contained herein shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) under the Exchange Act.

               (c) In the event that the Board of  Directors of the Company or any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Sub the approval or recommendation by the Board of Directors of the Company or any such committee of this Agreement or the Merger or take any action having such effect, or (ii) approve or recommend, or propose to approve or recommend, any takeover proposal, or (iii) fail to reaffirm its approval or recommendation of this Agreement and the Merger within two days after a request by Parent, Parent may terminate this Agreement.

               (d) For purposes of this Agreement, a "superior proposal" means any bona fide takeover proposal to acquire, directly or indirectly, for consideration consisting of cash, securities or a combination thereof, at least a majority of the Shares then outstanding or at least 50% of the assets of the Company and its subsidiaries taken as a whole, and (x) otherwise on terms which a majority of the members of the Board of Directors of the Company determines in its good faith reasonable judgment (based on the written advice of a financial advisor of nationally recognized reputation, a copy of which shall be provided to Parent) to be more favorable to the Company's stockholders than the Merger and that financing thereof is reasonably likely to be available, and (y) which such Board of Directors, after considering such matters as such Board of Directors deems relevant (including the written opinion of outside counsel), determines in good faith that, in the case of the Company, furnishing information to the third party, participating in discussions or negotiations with respect to the superior proposal or withdrawing or modifying its recommendation or recommending a superior proposal, as applicable, or terminating this Agreement, is required for the Board of Directors of the Company to comply with its fiduciary duties to the Company and its stockholders under applicable law.

               (e) For purposes of this Agreement, "Acquisition Agreement" means any letter of intent, agreement in principle, acquisition agreement or similar agreement (other than a confidentiality agreement in connection with a superior proposal which is entered into by the Company in accordance with Section 8.2(a)).

               (f) The Company promptly shall advise Parent orally and in writing of any takeover proposal or any inquiry with respect to or that could reasonably be expected to lead to any takeover proposal, the identity of the person making any such takeover proposal or inquiry and the material terms of any such takeover proposal or inquiry. The Company shall provide Parent with copies of all written materials received in connection with any such takeover proposal and shall keep Parent fully informed of the status and material terms of any such takeover proposal or inquiry.

               (g) The Company shall each immediately cease and cause to be terminated all existing discussions and negotiations, if any, with any other persons conducted heretofore with respect to any takeover proposal.

               SECTION 8.3. Fee and Expense Reimbursements.
                            ------------------------------

               (a) The Company agrees to pay Parent a fee in immediately available funds (in recognition of the fees and expenses incurred to date by Parent in connection with the matters contemplated hereby) of $7,500,000
(i) promptly upon the termination of the Agreement in the event this Agreement is terminated by Parent or the Company as permitted by Section
8.2 or (ii) if any Person shall have made a takeover proposal after the date hereof or announced its intention to make a takeover proposal and thereafter this Agreement is terminated by Parent or the Company pursuant to Section 7.1(b)(1) or 7.1(b)(ii), and within 18 months after the termination of this Agreement any Acquisition Transaction involving the Company shall have been consummated or an Acquisition Agreement with respect to an Acquisition Transaction involving the Company shall have been entered into, then such fee shall be paid upon the date the Acquisition Agreement is entered into, or if no Acquisition Agreement is entered into, then upon the date the Acquisition Transaction is consummated.

               (b) In the event that (i) this Agreement is terminated by Parent or the Company pursuant to Sections 7.1(b)(i) or (d) or (ii) if Parent is entitled to a fee pursuant to Section 83(a), then in either case the Company shall assume and pay, or reimburse Parent for, all reasonable and docurnented fees and expenses incurred by Parent or Sub (including the reasonable and documented fees and expenses of its counsel, accountants and financial advisors) through the date of termination and which are specifically related to the Merger, this Agreement and the matters contemplated by this Agreement, but not to exceed $1,000,000 in the aggregate (or $500,000 in the aggregate in the event a fee is paid pursuant to Section 8.3(a)), promptly, but in no event later than five business days after submission of a request for payment of the same.

                                 ARTICLE IX

                             GENERAL PROVISIONS

               SECTION 9.1. Nonsurvival of Renresentations and Warranties. None of the representations, warranties, covenants or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time of the Merger. This Section 9.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time of the Merger.

               SECTION 9.2. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile or sent by overnight courier to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

             (a)   if to Parent or Sub, to

                   El Paso Energy Corporation
                   1001 Louisiana Street
                   Houston, Texas 77002
                   Telephone:  (713) 420-2131
                   Facsimile:  (713) 420-6969
                   Confirm:    (713) 420-2131
                   Attention:  President

                   with a copy to

                   Fried, Frank, Harris, Shriver & Jacobson
                   1 New York Plaza
                   New York, New York 10004
                   Telephone:  (212) 859-8000
                   Facsimile:  (212) 859-4000
                   Confirm:    (212) 859-8362
                   Attention:  Gary P. Cooperstein, Esq.

             (b)   if to the Company, to

                   Crystal Gas Storage, Inc.
                   400 Crystal Building
                   229 Milam Street
                   Shreveport, Louisiana 71120
                   Telephone:  (318) 222-7791
                   Facsimile:  (318) 677-5504
                   Confirm:    (318) 677-5500
                   Attention:  Joe N. Averett, Jr.

                   with a copy to:

                   Fulbright & Jaworski L.L.P.
                   1301 McKinney, Suite 5100
                   Houston, Texas 77010-3095
                   Telephone:  (713) 651-5151
                   Facsimile:  (713) 651-5246
                   Confirm:    (713) 651-5496
                   Attention:  Charles H, Still, Esq.

               SECTION 9.3. Definitions. For purposes of this Agreement:

               (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

               (b) "environmental laws" means, as applicable, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.ss. 9601 et seq. ("CERCLA"), the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. ss. ss. 11001 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss. 6901 et seq., the Toxic Substances Control Act, 15 U.S.C. ss.ss. 2601 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. ss.ss. 136 et seq., the Clean Air Act, 42 U.S.C. ss.ss. 7401 et. seq., the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. ss.ss. 1251 et seq., the Safe Drinking Water Act, 42 U.S.C. ss.ss. 300f et seq., the Occupational Safety and Health Act, 29 U.S.C. ss.ss. 641 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. ss.ss. 1801 et seq., and the Oil Pollution Act of 1990, 33 U.S.C. ss.ss. 2701 et seq., all rules and regulations promulgated pursuant to any of the above statutes, and any other foreign, federal, state or local law, statute, ordinance, rule or regulation in effect as of the date of this Agreement, or any common law cause of action, contractual obligation, or judicial or administrative decision, order or decree (all as have been amended from time to time) regulating, governing or relating to pollution, contamination and/or protection of the environment or human health;

               (c) "knowledge" means, with respect to any matter stated herein to be "to the Company's knowledge," or similar language, the actual knowledge of the Chairman of the Board, the Chief Executive Officer, President, Chief Financial Officer any Vice President of the Company or any person that has responsibility for managing a functional area of the Company, and with respect to any matter stated herein to be "to Parent's knowledge," or similar language, the actual knowledge of the Chairman of the Board, the Chief Executive Officer, President, any Vice President, Chief Financial Officer or General Counsel of Parent;

               (d) "material adverse effect" or "material adverse change" means, when used in connection with the Company, any change or effect (or any development that, insofar as can reasonably be foreseen, is likely to result in any change or effect) that is materially adverse to the business, properties, assets, liabilities, condition (financial or otherwise), financial performance or results of operations of the Company and its subsidiaries, taken as a whole; provided, however, that no such change or effect shall be deemed to have occurred to the extent such change or effect arises from conditions generally affecting the oil and gas or electric power generation industries or from the United States or global economies. The term "material adverse effect" means, when used in respect of Parent or Sub, any material adverse effect on the ability of Parent or Sub to consummate the transactions contemplated by this Agreement;

               (e) "person" means an individual, corporation, partnership, association, trust, unincorporated organization or other entity; and

               (f) a "subsidiary" of any person means any corporation, partnership, association, joint venture, limited liability company or other entity in which such person owns over 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of directors or other governing body of such other legal entity.

               SECTION 9.4. Interpretation. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

               SECTION 9.5. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

               SECTION 9.6. Entire Agreement. No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein and the schedules attached hereto) and the Confidentiality and Standstill Agreements (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) except for the provisions of Sections 5.4(b) and 5.5, are not intended to confer upon any person other than the parties any rights or remedies hereunder.

               SECTION 9.7. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except that matters pertaining to the merger of the Company into Sub shall be governed by the DGCL and the LBCL to the extent of their applicability to the Merger.

               SECTION 9.8. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties, except that Parent and/or Sub may assign all or any of their respective rights and obligations hereunder to any affiliate, provided that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perforrn such obligations. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

               SECTION 9.9. Enforcement of the Agreement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any district court of the United States located in the States of Texas (Southern District only), Louisiana or Delaware or in any Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal district court sitting in the Southern District of Texas or in Louisiana or any Federal or state court sitting in the State of Delaware in the event any dispute between the parties hereto arises out of this Agreement solely in connection with such a suit between the parties, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement in any court other than such a Federal or state court.

               SECTION 9. 10. Performance by Sub. Parent hereby agrees to cause Sub to comply with its obligations under this Agreement.

               SECTION 9.11. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

               IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                    EL PASO ENERGY CORPORATION

                                    By /s/ H. Brent Austin
                                      -------------------------------------
                                      Name:   H. Brent Austin
                                      Title:  Executive Vice President
                                              and Chief Financial Officer


                                    EL PASO ENERGY ACQUISITION CO.

                                    By /s/ Ralph Eads
                                      -------------------------------------
                                      Name:   Ralph Eads
                                      Title:  Executive Vice President


                                    CRYSTAL GAS STORAGE, INC.



                                    By /s/ J. N. Averett, Jr.
                                      -------------------------------------
                                      Name:   J. N. Averett, Jr.
                                      Title:  President & CEO